UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 9, 2012

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458

(Address of Principal Executive Offices)  (Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we”, “us”, and “our” refer to Five Star Quality Care, Inc. and its consolidated subsidiaries, unless otherwise noted, and “SNH” refers to Senior Housing Properties Trust and its applicable subsidiaries.

Item 8.01.   Other Events.

As previously reported in our Current Report on Form 8-K dated May 13, 2011, or the May 13th Current Report, our Current Report on Form 8-K dated September 29, 2011, or the September 29th Current Report, and our Current Report on Form 8-K dated December 15, 2011, or the December 15th Current Report, we agreed to purchase the majority of the assets of six senior living communities located in Indiana, or the Indiana Communities, pursuant to a series of purchase and sale agreements dated March 18, 2011, as amended.  As of September 29, 2011, we completed our acquisitions of the majority of the assets of the Indiana Communities for an aggregate purchase price, excluding closing costs, of $122.8 million.  The values assigned to the land, buildings and equipment of the Indiana Communities are based upon preliminary estimates of the fair value of assets acquired. Consequently, amounts preliminarily assigned to assets acquired could change from those reported in these consolidated financial statements.  We funded these acquisitions with a portion of the proceeds of a public offering of our common shares which we completed in June 2011, or the Public Offering, with net borrowings of $48.0 million under a bridge loan, or the Bridge Loan, from SNH, by assuming approximately $19.3 million of mortgage notes secured by three of the Indiana Communities, by assuming net working capital liabilities of the Indiana Communities, and with cash on hand.  The September 29th Current Report and the December 15th Current Report contain financial statements and pro forma financial information required by Items 9.01(a) and (b) of Form 8-K in connection with the matters reported in the May 13th Current Report.  Our acquisitions of the Indiana Communities, the Bridge Loan and the Public Offering are more fully described in the May 13th Current Report, the September 29th Current Report, the December 15th Current Report and our Annual Report on Form 10-K for the year ended December 31, 2011, or our Annual Report.  In December 2011, we repaid $10.0 million of the Bridge Loan using cash on hand and, as of December 31, 2011, $38.0 million was outstanding under the Bridge Loan.

Information Regarding Certain Relationships and Related Transactions

SNH is our largest landlord and we manage senior living communities for SNH.  SNH is also our largest shareholder and, as of the date of this report, SNH owned 4,235,000 of our common shares, which represents approximately 8.8% of our outstanding common shares.

Reit Management & Research LLC, or RMR, provides management services to both us and SNH.  One of our Managing Directors, Mr. Barry Portnoy, is Chairman, majority owner and an employee of RMR.  Our other Managing Director, Mr. Martin, is a director of RMR.  Our President and Chief Executive Officer and our Treasurer and Chief Financial Officer are officers of RMR.  Mr. Portnoy’s son, Mr. Adam Portnoy, is an owner of RMR and serves as President and Chief Executive Officer and as a director of RMR.  Mr. Barry Portnoy and Mr. Adam Portnoy are managing trustees of SNH.  SNH’s executive officers are officers of RMR and SNH’s president and chief operating officer is also a director of RMR.

We and the other six shareholders each currently own approximately 14.29% of Affiliates Insurance Company, or AIC, an Indiana insurance company.  The other shareholders of AIC are RMR and five other companies, including SNH, to which RMR provides management services.  All of our Directors, all of the trustees and directors of the other publicly held AIC shareholders and nearly all of the directors of RMR currently serve on the board of directors of AIC.  RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC.  We and the other shareholders of AIC participate in a property insurance program designed and reinsured in part by AIC.

For more information about these and other relationships among us, our Directors, our executive officers, SNH, RMR, AIC, other companies to which RMR provides management services, and others affiliated with or related to them and about the risks which may arise as a result of those and other related person transactions and relationships, please see our Annual Report, our Proxy Statement for our 2012 Annual Meeting of Stockholders dated February 21, 2012, or our Proxy Statement, and our other filings with the Securities and Exchange Commission, or SEC, including the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” in our Annual Report and the information regarding our Directors and executive officers and the section captioned “Related Person Transactions and Company Review of Such Transactions” in our Proxy Statement.  In addition, please see the “Risk Factors” section of our Annual Report for a description of risks which may arise from these transactions and relationships.  Our filings with the SEC, including our Annual Report and our Proxy Statement, are available at the SEC’s website at www.sec.gov.  In addition, copies of certain of our agreements with these parties are also publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website, including our lease agreements, Bridge Loan agreement and forms of management agreements and related pooling agreement we have with SNH and our business management and shared services agreement with RMR.

Item 9.01.   Financial Statements and Exhibits.

This Current Report on Form 8-K includes unaudited pro forma financial data for us, giving effect to our acquisition of the majority of the assets of the Indiana Communities.  The values assigned to the land, buildings and equipment of the Indiana Communities are based upon preliminary estimates of the fair value of assets acquired. Consequently, actual amounts finally assigned to assets acquired could be different from those reported in these unaudited pro forma condensed consolidated financial statements. This unaudited pro forma financial data is not necessarily indicative of the expected results of operations for any future period.  Differences could result from numerous factors, including competition in our business, changes to rates under Medicare and Medicaid reimbursement programs, our ability to successfully attract residents to our communities, our ability to control operating expenses, changes in our capital structure and other matters.  Consequently, actual future results are likely to be different than amounts presented in the historical financial statements and unaudited pro forma financial data related to these transactions and such differences could be significant.

(b)               Unaudited Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Condensed Consolidated Statement of Income	F-1
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2011	F-2
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income	F-3

FIVE STAR QUALITY CARE, INC.

Introduction to Unaudited Pro Forma Condensed Consolidated Statement of Income

The following unaudited pro forma condensed consolidated statement of income is based on the historical combined statements of income of the Indiana Communities and on our historical consolidated statements of income as adjusted to give effect to our acquisitions of the majority of the assets of the Indiana Communities.  The unaudited pro forma statement of income for the year ended December 31, 2011 gives effect to the following transactions as if they had occurred as of January 1, 2011: (i) our acquisition of the majority of the assets of the Indiana Communities; (ii) our assumption of $19.3 million of mortgage notes with respect to three of the Indiana Communities; (iii) our net borrowings of $48.0 million under the Bridge Loan in connection with our acquisition of the assets of these Indiana Communities; (iv) our assumption of net working capital liabilities of the Indiana Communities; and (v) the Public Offering, which raised net proceeds of approximately $54.0 million. This unaudited pro forma condensed consolidated statement of income should be read in connection with our financial statements for the year ended December 31, 2011, included in our Annual Report.  In December 2011, we repaid $10.0 million of the Bridge Loan using cash on hand and, as of December 31, 2011, $38.0 million remained outstanding under the Bridge Loan.

This unaudited pro forma condensed consolidated statement of income is provided for informational purposes only and is not necessarily indicative of our results of operations for any future period.  In the opinion of management, all adjustments necessary to reflect the effects of the transactions described in the notes to the unaudited pro forma condensed consolidated statement of income have been included.  Differences could result from numerous factors, including competition in our business, changes to rates under Medicare and Medicaid reimbursement programs, our ability to successfully attract residents to our communities, our ability to control operating expenses, changes in our capital structure and other matters.  Consequently, actual future results are likely to be different from amounts presented in the unaudited pro forma condensed consolidated statement of income and such differences could be significant.

FIVE STAR QUALITY CARE, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2011

(in thousands, except per share amounts)

	As Reported	Indiana Communities (A)	Adjustments		Pro forma
Revenues:
Senior living revenue	$1,078,380	$12,949	$—		$1,091,329
Hospital revenue	105,320	—	—		105,320
Pharmacy revenue	76,614	—	—		76,614
Management fee revenue	898	—	—		898
Reimbursed costs incurred on behalf of managed communities	20,552	—	—		20,552
Total revenues	1,281,764	12,949	—		1,294,713

Operating expenses:
Senior living wages and benefits	536,386	2,881	(201	)(B)	539,066
Other senior living operating expenses	259,655	4,346	(81	)(B)	263,920
Costs incurred on behalf of managed communities	20,552	—	—		20,552
Hospital expenses	95,305	—	—		95,305
Pharmacy expenses	74,436	—	—		74,436
Rent expense	195,415	—	—		195,415
General and administrative	57,540	803	(725	)(C)	57,618
Depreciation and amortization	21,127	1,045	1,483	(D)	23,655
Total operating expenses	1,260,416	9,075	475		1,269,966

Operating income	21,348	3,874	(475)		24,747
Interest and other income	1,295	—	—		1,295
Interest and other expense	(3,917)	(2,030)	(129	)(E)	(6,076)
Acquisition related costs	(1,759)	—	—		(1,759)
Equity in income of Affiliates Insurance Company	139	—	—		139
Gain on sale of available for sale securities and extinguishment of debt	4,117	—	—		4,117
Impairment of long lived assets	(3,500)	—	—		(3,500)
Income from continuing operations before income taxes	17,723	1,844	(604)		18,963
Benefit (provision) for income taxes	50,554	—	(428	)(F)	50,126

Income from continuing operations	$68,277	$1,844	$(1,032)		$69,089

Weighted average shares outstanding - basic	42,161		5,420	(G)	47,581

Weighted average shares outstanding - diluted	45,034		5,564	(G)	50,598

Basic income per share from continuing operations	$1.62				$1.45
Diluted income per share from continuing operations	$1.54				$1.38

See accompanying notes to unaudited pro forma condensed consolidated statement of income.

FIVE STAR QUALITY CARE, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income

(in thousands, except per share amounts)

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Year Ended December 31, 2011

(A)                 Represents the historical revenues and operating expenses for (1) the period between January 1, 2011 and May 31, 2011 prior to our acquisition of the majority of the assets of the two Indiana Communities we acquired on June 1, 2011; (2) the period between January 1, 2011 and June 30, 2011 prior to our acquisition of the majority of the assets of the one Indiana Community we acquired on July 1, 2011; and (3) the period between January 1, 2011 and September 28, 2011 prior to our acquisition of the majority of the assets of the three Indiana Communities we acquired on September 29, 2011.

(B)                   Represents the Indiana Communities’ nonrecurring historical operating expenses directly attributable to the transaction.

(C)                   Represents the elimination of historically incurred management fees of the Indiana Communities and the addition of our business management and shared services fee under our business management and shared services agreement with RMR, applicable to the operations of the Indiana Communities, calculated as follows:

Elimination of historical amounts		$(803)
Business management and shared service fee:
Pro forma revenues	$12,949
Contract rate	0.6%	78
Total adjustment		$(725)

(D)                  Represents the elimination of historical depreciation and amortization expense relating to the Indiana Communities and the addition of our estimated depreciation expense based on the purchase price and our estimated useful lives of 7-40 years, calculated as follows:

Elimination of historical amounts	$(1,045)
Our depreciation:
Building depreciation (40 yrs)	1,546
Equipment depreciation (7 yrs)	982
Total adjustment	$1,483

We have not completed our final purchase price allocation and as such, our actual depreciation and amortization could differ from the amount set forth in these unaudited pro forma condensed consolidated financial statements.

(E)                     Represents the elimination of certain historical interest and other associated expenses related to the Indiana Communities for the indebtedness not assumed by us and the addition of interest expense related to the Indiana Communities for the indebtedness assumed by us, as if these transactions occurred on January 1, 2011.  The adjustment also reflects interest expense related to the Indiana Communities funded with borrowings under the Bridge Loan at our December 31, 2011 borrowing rate of 2.9% per annum, as if these transactions occurred on January 1, 2011.  The interest expense adjustment is calculated as follows:

FIVE STAR QUALITY CARE, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income

(in thousands, except per share amounts)

Elimination of historical amounts	$(2,030)
Our interest:
Interest expense on assumed mortgage notes	1,034
Amortization of mortgage premium	81
Interest expense on $48,000 related to proceeds of the Bridge Loan at an annual rate of 2.9%	1,044
Total adjustment	$129

(F)                     The pro forma tax provision is based on a blended effective federal and state income tax rate from continuing operations of 34.5%.

(G)                    In June 2011, we issued 11,500 of our common shares in the Public Offering, raising net proceeds of approximately $53,953.  We used proceeds from the Public Offering to repay outstanding borrowings under the Bridge Loan and subsequently to fund a portion of the cash purchase price of the assets of the Indiana Communities we acquired after June 30, 2011.  The adjustment to our weighted average shares outstanding shows the effect on our weighted average shares outstanding for the year ended December 31, 2011, as if the Public Offering occurred on January 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Paul V. Hoagland
Name:	Paul V. Hoagland
Title:	Treasurer and Chief Financial Officer

Dated:  April 9, 2012